Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number 05-11

Stuart Blackie

Dev Ghose

(206) 624-8100

Media Contact

Alan Oshiki

Broadgate Consultants, Inc.

(212) 232-2354

FOR IMMEDIATE RELEASE

SHURGARD TO HOST QUARTERLY MANAGEMENT CONFERENCE CALL

SEATTLE, WASHINGTON, August 8, 2005 . . . Shurgard Storage Centers, Inc. (NYSE:SHU) a leading self-storage real estate investment trust (REIT) in the United States and Europe, today announced that the company will host its conference call to discuss second quarter results on Wednesday, August 10, 2005, at 9:00 a.m. (Pacific). The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company’s website at http://www.shurgard.com. The call is also available live on a listen-only basis by dialing (800) 240-6709 (US & CN callers) and (303) 262-2191 (international callers). A taped replay of the conference call is available via the Internet address listed above until August 17, 2005, or via telephone until August 17, 2005, at (800) 405-2236 (US & CN callers) and (303) 590-3000 (international callers) access code 11036785#.

About Shurgard Storage Centers, Inc.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. Shurgard specializes in all aspects of the self-storage industry and operates a network of over 640 operating storage centers located throughout the United States and in Europe.

Cautionary and Forward-Looking Statements

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding projections for 2005 and beyond, are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements, depending on a variety of factors including, but not limited to, Shurgard’s ability to implement its business strategy, competition in the market, as well as other risk factors as described more fully in Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 29, 2005, and its report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005. The information presented in this release reflects Shurgard’s expectations as of the date of this release. Except as required by law, Shurgard undertakes no obligation to update or revise the information herein.

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